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                                   LCS INDUSTRIES, INC. AND SUBSIDIARIES
                                   COMPUTATION OF EARNINGS PER SHARE AND
                                          COMMON EQUIVALENT SHARE
                                For the Three and Six Months Ended March 31,
                                                (Unaudited)


                                                        Three Months                    Six Months
                                                   -------------------------     -------------------------
                                                      1998           1997            1998          1997
                                                   ----------     ----------     ----------     ----------
Basic earnings per share:

Weighted average shares outstanding ..........      4,801,861      4,649,076      4,774,356      4,591,288

Net income....................................      2,195,324    $ 2,112,729    $ 4,783,101    $ 4,298,304

Basic earnings per share......................     $      .46    $       .45    $      1.00    $       .94

Diluted earnings per share

Weighted average shares outstanding...........      4,801,861      4,649,076      4,774,356      4,591,288

Weighted average - dilutive stock options ....        253,011        356,906        314,921        378,089

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. ....         89,733        121,713         89,733        121,713
                                                   ----------     ----------     ----------     ----------
                                                    5,144,605      5,127,695      5,179,010      5,091,090
                                                   ==========     ==========     ==========     ==========

Net income ...................................     $2,195,324     $2,112,729     $4,783,101     $4,298,304

Diluted earnings per share and common
equivalent share..............................     $      .43     $      .41     $      .92     $      .84
                                                   ==========     ==========     ==========     ==========


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